EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL YEAR 2024

•Net sales of $1.766 billion, down 21.7% sequentially and down 18.6% from the year ago quarter. Our preliminary net sales results provided on January 8, 2024 was for net sales to be down 22% sequentially.
•On a GAAP basis: gross profit of 63.4%; operating income of $529.4 million and 30.0% of net sales; net income of $419.2 million; and EPS of $0.77 per diluted share. Our guidance provided on November 2, 2023 was for GAAP EPS of $0.68 to $0.76 per diluted share.
•On a Non-GAAP basis: gross profit of 63.8%; operating income of $728.1 million and 41.2% of net sales; net income of $592.7 million and EPS of $1.08 per diluted share. Our guidance provided on November 2, 2023 was for Non-GAAP EPS of $1.09 to $1.17 per diluted share.
•Returned approximately $352.0 million to shareholders in the December quarter through dividends of $237.4 million and the repurchase of approximately $114.6 million, or 1.4 million shares of our common stock, at an average price of $82.66 per share under our previously announced $4.0 billion stock buyback program. Cumulatively repurchased approximately $1.966 billion, or 25.9 million shares, over the last nine quarters.
•Paid down $392.0 million of debt in the December 2023 quarter. Cumulatively paid down $7.1 billion of debt over the last 22 quarters. Reduced net leverage to 1.27x.
•Record quarterly dividend declared today for the March quarter of 45.0 cents per share, an increase of 25.7% from the year ago quarter.

CHANDLER, Arizona - February 1, 2024 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended December 31, 2023, as summarized in the table below.
- - more - -

Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

	Three Months Ended December 31, 2023(1)
Net sales	$1,765.7
	GAAP	%	Non-GAAP(2)%
Gross profit	$1,120.0	63.4%	$1,126.0	63.8%
Operating income	$529.4	30.0%	$728.1	41.2%
Other expense	$(45.1)		$(45.1)
Income tax provision	$65.1		$90.3
Net income	$419.2	23.7%	$592.7	33.6%
Net income per diluted share	$0.77		$1.08
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the third quarter of fiscal 2024 were $1.766 billion, down 18.6% from net sales of $2.169 billion in the prior year's third fiscal quarter.

GAAP net income for the third quarter of fiscal 2024 was $419.2 million, or $0.77 per diluted share, down from GAAP net income of $580.3 million, or $1.04 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2024 and fiscal 2023, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the third quarter of fiscal 2024 was $592.7 million, or $1.08 per diluted share, down from non-GAAP net income of $863.7 million, or $1.56 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2024 and fiscal 2023, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the third quarters of fiscal 2024 and fiscal 2023, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 45.0 cents per share, up 25.7% from the year ago quarter. The quarterly dividend is payable on March 8, 2024 to stockholders of record on February 23, 2024.

"Our December quarter performance fell short of our November guidance, primarily due to weaker business conditions," said Ganesh Moorthy, President and Chief Executive Officer. "Revenue declined 21.7% sequentially as weak demand drove customers to cut shipments and extend shutdowns to further de-risk their inventories, which prevented us from fulfilling previously planned shipments from backlog. We are proactively taking measures to navigate these short-term challenges, with our focus firmly set on ensuring the long-term sustainability and growth of our business."

- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

Mr. Moorthy added, "While we remain confident in the long-term opportunities for our business, we are cautious about demand in the near term given the weak macro environment and customers' ongoing actions to reduce inventory. As such, we are taking steps to limit discretionary spending and tightly manage inventory levels during this downcycle. As a result, we intend to have two-week shutdowns in our large wafer fabrication facilities in each of the March and June quarters and reduced activity in many of our other factories, resulting in underutilization charges. We believe that our average lead times of less than eight weeks position us to navigate this choppy market environment effectively. At the same time, we continue investing in the innovative technologies and capabilities that will allow us to serve customers better and emerge even stronger when end market conditions improve."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "In response to a more severe than expected downturn, we have taken additional expense control measures, resulting in a sequential decline in non-GAAP operating expenses of 11.6% and a reduction of 14.4% from our peak non-GAAP operating expenses. We expect to reduce our non-GAAP operating expenses in the March 2024 quarter. Given our healthy cash generation during the December quarter, we continued to pay down our debt with $392 million of payments, reflecting a cumulative debt pay down of over $7.1 billion over the past 22 quarters. As of the end of the last quarter in 2023, our net debt to adjusted EBITDA ratio was 1.27x, down from 1.56x in the same quarter of 2022."

Mr. Moorthy concluded, "As we enter the March quarter, we anticipate customers may continue to reduce inventory levels in the short-term as they adjust operations and seek to match demand in an increasingly dynamic market. We anticipate net sales in the March quarter to be between $1.225 billion and $1.425 billion. Notwithstanding any near-term macro weakness, we are confident that our solutions remain the engine of innovation for the applications and end markets we serve. Our focus on Total System Solutions and key market megatrends continue to fuel strong design win momentum which we expect will drive above-market long-term growth. Our unwavering commitment to executing our MCHP 3.0 strategic imperatives prioritizes striking a balance between fostering sustainable long-term growth and delivering substantial value to our shareholders."

Microchip's Highlights for the Quarter Ended December 31, 2023:

•Introduced the industry’s most complete solution for 800G active electrical cables (AECs) used for generative AI networks. Our new META-DX2C 800G retimer is supported by a complete hardware and software reference design with key Microchip components.

•Released our latest TrustAnchor security IC to meet and exceed heightened automotive secure authentication requirements. Available as a CryptoAuthentication™ or CryptoAutomotive™ secure IC, the new TA101 device focuses on larger key sizes and enhanced cybersecurity requirements.

•Expanded and announced Microchip’s Detroit Automotive Technology Center as the destination for automotive clients. The 24,000-square-foot facility includes new high-voltage and E-Mobility labs, as well as technical training rooms for automotive clients to develop and optimize designs.

- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

•Showcased expanded RISC-V-based solutions, partnerships and system design tools at the 2023 RISC-V Summit including BeagleBoard hardware and system on module (SoM) products, as well as AI/ML solutions and an industrial edge solutions suite. Also presented keynote highlighting new advancements in intelligent edge compute and security paradigms based on the RISC-V platform.

•Significantly expanded Strategic R&D commitment in the UK with a new design center in Cambridge that will give Microchip access to a highly skilled engineering workforce, allowing it to expand rapidly and develop new solutions for a wide range of markets.

•Received the Outstanding Community Project Award from The Republic of the Philippines for notable efforts towards undertaking social welfare programs that greatly benefit the Filipino community. Programs included mentoring students, providing school supplies and health kits, as well as participating in beautification projects.

•Launched AVR® EB family of microcontrollers to reduce noise, vibration and system harshness in BLDC motor applications. The family offers a smaller, more cost-effective solution for sophisticated waveform control with increased efficiency.

•Achieved QML class Q qualification for radiation-tolerant PolarFire® FPGAs that bring high levels of density and performance to space applications, saving system cost and engineering efforts through low power consumption and immunity to configuration upsets.

•Introduced press-fit terminal power modules for solder-free solutions in high-volume manufacturing to help customers automate their installation processes. The SP1F and SP3F power modules are highly configurable in Silicon Carbide (SiC) or Silicon (Si) technology.

•Unveiled a new standard of enhanced code security with the PIC18-Q24 family of microcontrollers that introduced the programming and debugging interface disable (PDID) feature. When enabled, this feature is designed to lock out access to the programming/debugging interface and block unauthorized attempts to read, modify or erase firmware.

•Expanded our development ecosystem with MPLAB® XC-DSC compiler with flexible licensing options. Specifically optimized for dsPIC® digital signal controllers, the new compiler licenses are custom-tailored for real-time applications.

•Announced a new 32-bit MCU that features an embedded hardware security module to safeguard industrial and consumer applications. The highly configurable PIC32CZ CA devices are available with a 300 MHz Arm®Cortex®-M7 processor.
- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

Fourth Quarter Fiscal Year 2024 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.225 to $1.425 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Profit	58.5% to 61.1%	$5.9 to $6.9 million	59.0% to 61.6%
Operating Expenses(2)	41.1% to 46.9%	$198.7 to $202.7 million	26.9% to 30.7%
Operating Income	11.6% to 20.0%	$204.6 to $209.6 million	28.3% to 34.7%
Other Expense, net	$55.3 to $57.7 million	($0.2) to $0.2 million	$55.5 to $57.5 million
Income Tax Provision	$17.4 to $52.3 million(3)	$8.9 to $23.4 million	$40.8 to $61.2 million(4)
Net Income	$69.4 to $174.9 million	$181.0 to $200.9 million	$250.4 to $375.8 million
Diluted Common Shares Outstanding	Approximately 545.5 to 546.5 million shares		Approximately 545.5 to 546.5 million shares
Earnings per Diluted Share	$0.13 to $0.32	$0.33 to $0.36	$0.46 to $0.68
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending March 31, 2024. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending March 31, 2024.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2024, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Capital expenditures for the quarter ending March 31, 2024 are expected to be between $50 million and $60 million. Capital expenditures for all of fiscal 2024 are expected to be between $300 million and $310 million. We are selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the third quarters of fiscal 2024 and fiscal 2023, our
- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March
- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

2024 quarter between $80 and $90 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Net sales	$1,765.7	$2,169.2	$6,308.6	$6,206.0
Cost of sales	645.7	698.4	2,102.8	2,027.4
Gross profit	1,120.0	1,470.8	4,205.8	4,178.6

Research and development	266.0	282.4	857.1	820.0
Selling, general and administrative	172.2	202.9	572.4	594.2
Amortization of acquired intangible assets	151.3	167.4	454.2	502.5
Special charges (income) and other, net	1.1	6.5	4.6	(6.1)
Operating expenses	590.6	659.2	1,888.3	1,910.6

Operating income	529.4	811.6	2,317.5	2,268.0

Other expense, net	(45.1)	(49.4)	(151.3)	(160.1)
Income before income taxes	484.3	762.2	2,166.2	2,107.9
Income tax provision	65.1	181.9	414.0	474.2
Net income	$419.2	$580.3	$1,752.2	$1,633.7

Basic net income per common share	$0.78	$1.06	$3.23	$2.96
Diluted net income per common share	$0.77	$1.04	$3.19	$2.93

Basic common shares outstanding	540.8	549.2	543.0	551.5
Diluted common shares outstanding	546.5	555.4	549.0	558.4

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

ASSETS
	December 31,	March 31,
	2023	2023
Cash and short-term investments	$281.0	$234.0
Accounts receivable, net	1,398.1	1,305.3
Inventories	1,311.1	1,324.9
Other current assets	229.4	205.1
Total current assets	3,219.6	3,069.3

Property, plant and equipment, net	1,208.3	1,177.9
Other assets	11,715.1	12,123.1
Total assets	$16,143.0	$16,370.3

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,631.1	$1,720.4
Current portion of long-term debt	1,662.1	1,398.2
Total current liabilities	3,293.2	3,118.6

Long-term debt	4,033.3	5,041.7
Long-term income tax payable	635.1	705.7
Long-term deferred tax liability	33.0	42.7
Other long-term liabilities	1,068.2	948.0

Stockholders' equity	7,080.2	6,513.6
Total liabilities and stockholders' equity	$16,143.0	$16,370.3

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Gross profit, as reported	$1,120.0	$1,470.8	$4,205.8	$4,178.6
Share-based compensation expense	6.0	6.9	20.2	21.1
Non-GAAP gross profit	$1,126.0	$1,477.7	$4,226.0	$4,199.7
GAAP gross profit percentage	63.4%	67.8%	66.7%	67.3%
Non-GAAP gross profit percentage	63.8%	68.1%	67.0%	67.7%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Research and development expenses, as reported	$266.0	$282.4	$857.1	$820.0
Share-based compensation expense	(24.4)	(21.2)	(71.0)	(61.1)
Other adjustments	(0.1)	(0.2)	(0.5)	(0.6)
Non-GAAP research and development expenses	$241.5	$261.0	$785.6	$758.3
GAAP research and development expenses as a percentage of net sales	15.1%	13.0%	13.6%	13.2%
Non-GAAP research and development expenses as a percentage of net sales	13.7%	12.0%	12.5%	12.2%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Selling, general and administrative expenses, as reported	$172.2	$202.9	$572.4	$594.2
Share-based compensation expense	(14.4)	(15.9)	(43.5)	(44.3)
Other adjustments	(1.0)	(0.1)	(0.5)	(1.4)
Professional services associated with certain legal matters	(0.4)	—	(1.2)	(3.2)
Non-GAAP selling, general and administrative expenses	$156.4	$186.9	$527.2	$545.3
GAAP selling, general and administrative expenses as a percentage of net sales	9.8%	9.4%	9.1%	9.6%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	8.9%	8.6%	8.4%	8.8%

- - more - -

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Operating expenses, as reported	$590.6	$659.2	$1,888.3	$1,910.6
Share-based compensation expense	(38.8)	(37.1)	(114.5)	(105.4)
Other adjustments	(1.1)	(0.3)	(1.0)	(2.0)
Professional services associated with certain legal matters	(0.4)	—	(1.2)	(3.2)
Amortization of acquired intangible assets	(151.3)	(167.4)	(454.2)	(502.5)
Special charges (income) and other, net	(1.1)	(6.5)	(4.6)	6.1
Non-GAAP operating expenses	$397.9	$447.9	$1,312.8	$1,303.6
GAAP operating expenses as a percentage of net sales	33.4%	30.4%	29.9%	30.8%
Non-GAAP operating expenses as a percentage of net sales	22.5%	20.6%	20.8%	21.0%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Operating income, as reported	$529.4	$811.6	$2,317.5	$2,268.0
Share-based compensation expense	44.8	44.0	134.7	126.5
Other adjustments	1.1	0.3	1.0	2.0
Professional services associated with certain legal matters	0.4	—	1.2	3.2
Amortization of acquired intangible assets	151.3	167.4	454.2	502.5
Special charges (income) and other, net	1.1	6.5	4.6	(6.1)
Non-GAAP operating income	$728.1	$1,029.8	$2,913.2	$2,896.1
GAAP operating income as a percentage of net sales	30.0%	37.4%	36.7%	36.5%
Non-GAAP operating income as a percentage of net sales	41.2%	47.5%	46.2%	46.7%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Other expense, net, as reported	$(45.1)	$(49.4)	$(151.3)	$(160.1)
Loss on settlement of debt	—	—	12.2	8.3
Non-cash other expense, net	—	—	—	0.1
Non-GAAP other expense, net	$(45.1)	$(49.4)	$(139.1)	$(151.7)
GAAP other expense, net, as a percentage of net sales	(2.6)%	(2.3)%	(2.4)%	(2.6)%
Non-GAAP other expense, net, as a percentage of net sales	(2.6)%	(2.3)%	(2.2)%	(2.4)%

- - more - -

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Income tax provision as reported	$65.1	$181.9	$414.0	$474.2
Income tax rate, as reported	13.4%	23.9%	19.1%	22.5%
Other non-GAAP tax adjustment	25.2	(65.2)	(27.2)	(175.1)
Non-GAAP income tax provision	$90.3	$116.7	$386.8	$299.1
Non-GAAP income tax rate	13.2%	11.9%	13.9%	10.9%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Net income, as reported	$419.2	$580.3	$1,752.2	$1,633.7
Share-based compensation expense	44.8	44.0	134.7	126.5
Other adjustments	1.1	0.3	1.0	2.0
Professional services associated with certain legal matters	0.4	—	1.2	3.2
Amortization of acquired intangible assets	151.3	167.4	454.2	502.5
Special charges (income) and other, net	1.1	6.5	4.6	(6.1)
Loss on settlement of debt	—	—	12.2	8.3
Non-cash other expense, net	—	—	—	0.1
Other non-GAAP tax adjustment	(25.2)	65.2	27.2	175.1
Non-GAAP net income	$592.7	$863.7	$2,387.3	$2,445.3
GAAP net income as a percentage of net sales	23.7%	26.8%	27.8%	26.3%
Non-GAAP net income as a percentage of net sales	33.6%	39.8%	37.8%	39.4%
Diluted net income per common share, as reported	$0.77	$1.04	$3.19	$2.93
Non-GAAP diluted net income per common share	$1.08	$1.56	$4.35	$4.38
Diluted common shares outstanding, as reported	546.5	555.4	549.0	558.4
Diluted common shares outstanding non-GAAP	546.5	555.4	549.0	558.4

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
GAAP cash flow from operations, as reported	$853.3	$1,277.9	$2,462.7	$2,911.5
Capital expenditures	(59.5)	(141.3)	(245.0)	(373.5)
Free cash flow	$793.8	$1,136.6	$2,217.7	$2,538.0
GAAP cash flow from operations as a percentage of net sales	48.3%	58.9%	39.0%	46.9%
Free cash flow as a percentage of net sales	45.0%	52.4%	35.2%	40.9%
- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

Microchip will host a conference call today, February 1, 2024 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 15, 2024.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on February 1, 2024 and will remain available until 5:00 p.m. (Eastern Time) on February 15, 2024. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13742831.

Cautionary Statement:

The statements in this release relating to proactively taking measures to navigate these short-term challenges, our focus firmly set on ensuring the long-term sustainability and growth of our business, remaining confident in the long-term opportunities for our business, being cautious about demand in the near term given the weak macro environment and customers' ongoing actions to reduce inventory, taking steps to limit discretionary spending and tightly manage inventory levels during this downcycle, that we intend to have two-week shutdowns in our large wafer fabrication facilities in each of the March and June quarters and reduced activity in many of our other factories, resulting in underutilization charges, that we believe our average lead times of less than eight weeks position us to navigate this choppy market environment effectively, that we continue investing in the innovative technologies and capabilities that will allow us to serve customers better and emerge even stronger when end market conditions improve, that we expect to reduce our non-GAAP operating expenses in the March 2024 quarter, that we anticipate customers may continue to reduce inventory levels in the short-term as they adjust operations and seek to match demand in an increasingly dynamic market, that we anticipate net sales in the March quarter to be between $1.225 billion and $1.425 billion, that we are confident that our solutions remain the engine of innovation for the applications and end markets we serve, that our focus on Total System Solutions and key market megatrends continue to fuel strong design win momentum which we expect will drive above-market long-term growth, our unwavering commitment to executing our MCHP 3.0 strategic imperatives prioritizes striking a balance between fostering sustainable long-term growth and delivering substantial value to our shareholders, that our highly skilled engineering workforce will allow it to expand rapidly and develop new solutions for a wide range of markets, our fourth quarter fiscal 2024 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, capital expenditures for the March 2024 quarter and for all of fiscal 2024, selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the March 2024 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China) due to changes in interest rates, high inflation or the impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East), further changes in demand or market acceptance of our products and the products of our customers and our ability to meet any increases in market demand or
- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

customer requests to reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any increases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any decreases or increases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 1, 2024 press release, or to reflect the occurrence of unanticipated events.
- - more - -

Microchip Technology Reports
Third Quarter Fiscal 2024
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve more than 125,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, AVR, dsPIC, MPLAB and PolarFire are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. CryptoAuthentication and CryptoAutomotive are trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

- - end - -